SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                             ----------------------

                Date of Report (Date of Earliest Event Reported):

                                 November 12, 1998

                        Modis Professional Services, Inc.
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             (Exact name of registrant as specified in its charter)

        Florida                        0-24484                   59-3116655
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(State of Incorporation)      (Commission file number)         (IRS Employer
                                                             Identification No.)

                   1 Independent Drive, Jacksonville, FL 32202
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           (Address of principal executive office including zip code)

                                 (904) 360-2000
                         -------------------------------
                         (Registrant's telephone number)

Item 5. Other Events

Effective September 27, 1998, the Company sold the operations and certain assets of its Commercial Businesses to Randstad U.S., L.P ('Randstad') for $850 million in cash. The disposition of the Commercial Businesses represents the disposal of a segment of the Company's businesses. Accordingly, Managements Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements for the years ended December 31, 1997, 1996 and 1995 have been reclassified to exclude the revenues, costs and expenses, assets and liabilities, and cash flows of the Commercial Businesses sold. The net operating results of the Commercial Businesses have been reported, net of applicable income taxes, as 'Income from Discontinued Operations', the net assets of the Commercial Businesses have been reported as 'Net Assets of Discontinued Operations', and the net cash flows of the Commercial Businesses have been reported as 'Net Cash Provided by (Used In) Discontinued Operations'.



ITEM 7. Financial Statements and Exhibits

   (c) Exhibits

   (27)    Financial Data Schedule
   (99.1)  Selected Financial Highlights
   (99.2) Managements discussion and analysis of results of operations for the Three years in the period ended December 31, 1997 and as of December 31, 1997 and 1996.
   (99.3)  Audited Consolidated Financial Statements
   (23.1)  Consent of PricewaterhouseCoopers LLP
   (99.4)  Press Release Dated November 12, 1998


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             AccuStaff Incorporated

November 12, 1998
Date                            By:/s/ Derek E. Dewan
                               --------------------------------------------
                                Derek E. Dewan, Chairman, President and
                                Chief Executive Officer



November 12, 1998               By:/s/ Michael D. Abney
Date                           --------------------------------------------
                                Michael D. Abney, Senior Vice President and
                                Chief Financial Officer



November 12, 1998               By:/s/ Robert P. Crouch
Date                           --------------------------------------------
                                Robert P. Crouch, Vice President and Controller